Exhibit 10.3

                                 PROMISSORY NOTE

$100,000.00                        MIDLAND, TEXAS                 APRIL 27, 2011

     FOR VALUE RECEIVED, BARON ENERGY, INC. (the "BORROWER") (as successor in interest to Permian Legend Petroleum LP) whose principal address is 392 West Mill Street, New Braunfels, Texas 78130, promises to pay to the order of BASELINE CAPITAL, INC. (the "LENDER") at 310 West Wall, Suite 803, Midland, Midland County, Texas 79701 the sum of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), together with interest from the date hereof until maturity on the unpaid principal balance thereof from time to time outstanding at the Stated Rate and with interest on all past due amounts, both principal and accrued interest, at the Past Due Rate, provided, that for the full term of this Note the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this Note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Ceiling Rate.

     This Note is also described in and is subject to the terms and provisions of that certain First Amended and Restated Loan Agreement dated as of April 27, 2011 by and among Borrower and Lender, as amended (the "AGREEMENT"). This Note is subject to the terms and conditions of the Agreement. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Agreement.

     This Note is also subject to the terms and conditions of that certain First Amended and Restated Subordination Agreement of even date herewith, by and among Borrower, Lender, as subordinated creditor, and Newton Energy, Inc., as senior creditor.

     "STATED RATE" means, on any day, a rate per annum equal to eight percent (8.0%) per annum; provided, that if at any time the Stated Rate plus the aggregate of all other sums paid or agreed to be paid to the Lender for the use forbearance or detention of the debt evidenced hereby shall exceed the Ceiling Rate, then the Stated Rate shall be fixed at the Ceiling Rate.

     "PAST DUE RATE" means, on any day, a rate per annum equal to eighteen percent (18.0%). All past due payments shall bear interest from the due date thereof until paid at the Past Due Rate; provided, that if at any time the Stated Rate plus the aggregate of all other sums paid or agreed to be paid to the Lender for the use forbearance or detention of the debt evidenced hereby shall exceed the Ceiling Rate, then the Stated Rate shall be fixed at the Ceiling Rate.

     "CEILING RATE" means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas law permits the higher interest rate, stated as a rate per annum. Without notice to the Borrower or any other person or entity, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which the maximum nonusurious rate of interest fluctuates.

     Interest on the amount of each advance against this Note shall be computed on the amount of each advance and from the date of each advance. Interest shall be computed for the actual number of days elapsed and on the basis of a year consisting of 365 or 366 days, as the case may be.

     If, for any reason whatever, the interest and any and all other amounts paid or agreed to be paid to Lender during the full term of this Note and for any time thereafter shall produce a rate which exceeds the Ceiling Rate, Lender shall, at the Lender's option, credit against the principal of this Note and any other amounts owed by Borrower to Lender such portion of said interest and/or other payments as shall be necessary to cause the interest and/or other amounts paid on this Note to produce a rate equal to the Ceiling Rate, or refund any excess amount to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of all obligations of Borrower to Lender (including the period of any renewal or extension).

     The above sum and accrued interest shall be due and payable as follows:

     (a) Principal and interest shall be due and payable in FORTY-SEVEN (47) monthly installments, each in the amount of $2,442.00 beginning JUNE 1, 2011, and continuing on the 1st day of each month thereafter until and including APRIL 1, 2015.

     (b) On MAY 1, 2015, (the "MATURITY DATE"), the remaining balance, including principal and accrued and unpaid interest, then remaining unpaid on this Note shall be due and payable.

     (c) Notwithstanding the foregoing, if $60,000.00 of principal amount and all accrued and unpaid interest on this Note is paid on or before October 27, 2011, the remaining $40,000.00 in principal amount shall be forgiven and this Note will be deemed paid in full.

     The unpaid principal balance of this Note at any time shall be the total of all amounts loaned or advanced by the holder hereof less the amount of all payments or prepayments of principal made hereon by or for Borrower. Notwithstanding anything hereto to the contrary, the entire remaining principal balance of this Note, plus all accrued unpaid interest, shall be due and payable in its entirety on the Maturity Date, unless such maturity is accelerated in accordance with the Agreement and the other Loan Documents.

     Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to current principal due and owing, and any remaining amount to any unpaid collection costs, late charges and other charges and the balance to the principal in inverse order of maturity; provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. The Borrower may at any time pay the full amount or any part of this Note without the payment of any premium or fee except as provided in the Agreement.

     In addition to all principal and accrued interest on this Note, the Borrower agrees to pay (a) all reasonable costs and expenses actually incurred by Lender in any probate, reorganization, bankruptcy or any other proceedings for the establishment or collection or any amount hereunder, or in collecting this Note through any such proceedings, and (b) reasonable attorney's fees when and if this Note is placed in the hands of an attorney for collection after default.

     The Borrower and all co-borrowers, sureties and guarantors severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to it, and agree that its liability on or with respect to this Note shall not be affected by any release of or change in any security at any time existing or by any failure to perfect or to maintain perfection of any lien on or security interest in any such security.

     Lender reserves the right, exercisable in Lender's sole discretion and without notice to Borrower or any other person, to sell participations, to assign its interest or both, in all or any part of this Note or the debt evidenced by this Note.

     This Note is given as a renewal, extension and modification of that certain Promissory Note dated August 1, 2007 executed by Permian Legend Petroleum LP, predecessor in interest to Borrower, and made payable to Lender in the original principal amount of $500,000.00.

     This Note shall be construed under and governed by the laws of the State of Texas.

     THE AGREEMENT, THIS NOTE, THE SECURITY DOCUMENTS, THE GUARANTY AND/OR ANY AND ALL OTHER DOCUMENTS EXECUTED AT OR NEAR THE TIME OF EXECUTION OF THIS DOCUMENT CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


                  [Remainder of Page Intentionally Left Blank]

     DATED the 27th day of April, 2011.

                              BARON ENERGY, INC.


                              By: /s/ Lisa P. Hamilton
                                 -----------------------------------------------
                              Name:  Lisa P. Hamilton
                              Title: Executive Vice President and CFO

                              THE LENDER: (THE LENDER'S SIGNATURE IS PROVIDED AS ITS ACKNOWLEDGMENT OF THE ABOVE AS THE FINAL WRITTEN AGREEMENT BETWEEN THE PARTIES.)

                              BASELINE CAPITAL, INC.


                              By: /s/ Karl J. Reiter
                                 -----------------------------------------------
                                 Karl J. Reiter, President